UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen Long/Short Commodity Total Return Fund
(Name of Registrant as Specified In Its Charter)

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Nuveen Diversified Commodity Fund (CFD)

Nuveen Long/Short Commodity Total Return Fund (CTF)

IMPORTANT NOTICE:

Shareholder Meeting Adjourned until May 15, 2015

Please exercise your right to vote as soon as possible!

Dear Shareholder:

It is urgent for you to vote as soon as possible on a proposal that affects your investment in your Nuveen fund(s).

The shareholder meeting has been postponed due to insufficient participation. In March, we mailed you a proxy statement requesting your vote on an important proposal affecting your fund(s). The March 31st meeting to decide on this proposal has adjourned because there was insufficient participation from shareholders. This meeting will be reconvened on May 15, 2015, at the offices of Nuveen Investments. This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

YOUR FUND’S MANAGER RECOMMENDS YOU VOTE “FOR” THE PROPOSAL

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY

COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s), then return them in the enclosed postage paid envelope.

The proxy materials we sent you contain important information regarding the proposal that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-905-8160.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.